Exhibit 99.1

DANAHER REPORTS RECORD FIRST QUARTER 2012 RESULTS

WASHINGTON, D.C., April 19, 2012 — Danaher Corporation (NYSE:DHR) today announced results for the first quarter of 2012. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.

Net earnings for the quarter ended March 30, 2012 were $520.1 million, or $0.73 per share on a diluted basis, a 19.7% increase over diluted net earnings per share of $0.61 for the first quarter 2011. Sales for the 2012 first quarter were $4.3 billion, 31% higher than the $3.3 billion reported for the 2011 first quarter. Core revenues increased 1.5% in the first quarter of 2012 compared to the first quarter of 2011.

The Company anticipates that diluted net earnings per share for the quarter ending June 30, 2012 will be in the range of $0.76 to $0.81. The Company narrowed its full year 2012 diluted net earnings per share guidance to $3.25 to $3.35 from a previous range of $3.20 to $3.35. The second quarter and full year 2012 EPS guidance includes $0.01 and $0.03 of anticipated dilution, respectively, related to the pending acquisition of X-Rite, Incorporated.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “The quarter progressed largely as we expected and we were particularly pleased with our team’s execution which led to excellent core operating margin expansion, cash flow and earnings performance. In addition, we were encouraged by the sequential business improvement within the quarter and anticipate core growth will accelerate in the second quarter. With improving core growth, the cost reductions undertaken in 2011 and an attractive acquisition environment, we believe we are well positioned for the balance of 2012 and beyond.”

Danaher will discuss its results during its investor conference call today starting at 8:00 a.m. EDT. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website at www.danaher.com. A replay of the webcast can be accessed on the “Investors” section of Danaher’s website, under the subheading “Investor Events,” shortly after the conclusion of the presentation, and the webcast will remain available until the next quarterly earnings call. The conference call can be accessed by dialing 888-505-4328 within the U.S. or by dialing 719-325-2437 outside the US a few minutes before the 8:00 a.m. EDT start and telling the operator that you are dialing in for Danaher’s investor conference call, access code 4431956. A replay of the conference call will be available shortly after the conclusion of the call and through Thursday, April 26, 2012. You can access the replay by dialing 888-203-1112 within the U.S. or 719-457-0820 outside the U.S. with the access code 4431956. In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Financial Information.”

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Danaher is a science and technology leader that designs, manufactures, and markets innovative products and services to professional, medical, industrial, and commercial customers. Our premier brands are among the most highly recognized in each of the markets we serve. The Danaher Business System provides a foundation to our 59,000 associates around the world, serving customers in more than 125 countries. In 2011, we generated $16.1 billion of revenue. For more information please visit our website: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated diluted net earnings per share for the second quarter and full year 2012 and core revenue growth for the second quarter of 2012, the potential benefits of the Company’s fourth quarter 2011 cost reductions, the acquisition environment, the Company’s positioning for 2012 and beyond and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy and financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions (including our ability to effectively integrate the Beckman Coulter acquisition and realize the anticipated benefits therefrom), contingent liabilities relating to acquisitions (including our acquisition of Beckman Coulter) and divestures, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reduction and other changes in the healthcare industry, risks relating to potential impairment of goodwill and other long-lived assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental matters, risks relating to product defects and recalls, the impact of our debt obligations on our operations, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, labor matters, international economic, political, legal and business factors, risks relating to man-made and natural disasters, pension plan costs and our non-controlling interest in the Apex joint venture. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2011 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2012. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Please contact:

Matt R. McGrew

Vice President, Investor Relations

Danaher Corporation

2200 Pennsylvania Ave, NW

Suite 800W

Washington, D.C. 20037

Telephone:	(202) 828-0850
Fax:	(202) 828-0860

DANAHER CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

($ and shares in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 30, 2012	April 1, 2011
Sales	$4,316,220	$3,292,198
Cost of sales	(2,080,676)	(1,543,348)

Gross profit	2,235,544	1,748,850
Operating costs and other:
Selling, general and administrative expenses	(1,244,897)	(963,242)
Research and development expenses	(270,124)	(215,230)
Earnings from unconsolidated joint venture	14,345	14,475

Operating profit	734,868	584,853
Non-operating income (expense):
Interest expense	(39,423)	(30,439)
Interest income	759	2,115

Earnings from continuing operations before income taxes	696,204	556,529
Income taxes	(176,150)	(139,754)

Net earnings from continuing operations	520,054	416,775
Earnings from discontinued operations, net of income taxes	92,858	12,583

Net earnings	$612,912	$429,358

Net earnings per share from continuing operations:
Basic	$0.75	$0.63

Diluted	$0.73	$0.61

Net earnings per share from discontinued operations:
Basic	$0.13	$0.02

Diluted	$0.13	$0.02

Net earnings per share:
Basic	$0.89 *	$0.65

Diluted	$0.86	$0.63

Average common stock and common equivalent shares outstanding:
Basic	691,507	661,599
Diluted	714,023	688,328

* Net earnings per share amount does not add due to rounding.

A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com)

DANAHER CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in 000's except per share data)

Core Revenue Growth

Components of Revenue Growth	Three Months Ended March 30, 2012 vs. Comparable 2011 Period
Core (non-GAAP)	1.5%
Acquisitions (non-GAAP)	30.5%
Impact of currency translation (non-GAAP)	-1.0%

Total Revenue Growth (GAAP)	31.0%

Core Revenue and Core Revenue Growth

We use the term “core revenue” or “sales from existing businesses” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisition sales”) and (2) the impact of currency translation. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in GAAP revenue (excluding sales from acquired businesses) and (b) the period-to-period change in revenue (excluding sales from acquired businesses) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these measures provide useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult.